Exhibit 10.1
EXECUTION COPY

TEMPORARY WAIVER AND AGREEMENT

This TEMPORARY WAIVER AND AGREEMENT (this “Agreement”) is dated as of June 14, 2004 and is entered into by and among INDIANTOWN COGENERATION, L.P., a Delaware limited partnership (“ICLP”), INDIANTOWN COGENERATION FUNDING CORPORATION, a Delaware corporation (“ICFC”), and CALYON NEW YORK BRANCH (as successor-in-interest by consolidation to Credit Lyonnais New York Branch) (the “Agent”), as agent bank under each of (a) that certain Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of October 10, 2003, among ICLP, the Agent, and the various other banks and institutions from time to time party thereto (as amended, supplemented, or otherwise modified from time to time, the “DSR LOC Agreement”) and (b) that certain Letter of Credit and Reimbursement Agreement, dated as of October 10, 2003, among ICLP, the Agent, and the various other banks and institutions from time to time party thereto (the “LOC Agreement”). Capitalized terms used herein without definition have the meaning given thereto in the Disbursement Agreement (as defined below), including by reference to the Indenture defined therein.

RECITALS:

     WHEREAS, pursuant to that certain Amended and Restated Disbursement Agreement, dated as of October 10, 2003, among ICLP, ICFC, the Agent, The Bank of New York, as Tax Exempt Trustee, as Trustee, and as Disbursement Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, and the Martin County Industrial Development Authority (as amended, supplemented, or otherwise modified from time to time, the “Disbursement Agreement”), the letters of credit outstanding under the DSR LOC Agreement and the LOC Agreement may be cash-collateralized upon the occurrence and continuation of a Fuel Supply Coverage Event;

     WHEREAS, a Fuel Supply Coverage Event occurred on February 1, 2004 and another Fuel Supply Coverage Event occurred on June 1, 2004, pursuant to the terms of the Disbursement Agreement;

     WHEREAS, the Agent, with the consent of the Banks (as defined in each of the DSR LOC Agreement and the LOC Agreement, respectively) as may be required pursuant to the terms of the DSR LOC Agreement and the LOC Agreement, is willing to waive the Banks’ rights and remedies that arise because of the Fuel Supply Coverage Events for a limited period of time.

     NOW, THEREFORE, for the sum of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and incorporating the foregoing recitals herein, the parties hereto agree as follows.

SECTION I.
ACKNOWLEDGMENTS

     1.1 Acknowledgment of Fuel Supply Coverage Event. ICLP acknowledges (a) that a Fuel Supply Coverage Event has occurred as of the date hereof in respect of its failure to enter into the fuel Amendments as of February 1, 2004 and (b) that a Fuel Supply Coverage Event has occurred as of the date hereof in respect of its failure to enter into the Fuel Amendments as of February 1, 2004, and (b) that a Fuel Supply Coverage Event has occurred as of June 1, 2004 in respect of ICLP’s failure as of such date to either (i) certify to Agent that FPUC approval of the PPA Amendment is not required or (ii) obtain FPUC’s approval of the PPA Amendment.

SECTION II.
TEMPORARY WAIVER

     2.1 Agreement to Waive. The Agent, with the consent of the Required Banks under each of the DSR LOC Agreement and the LOC Agreement, hereby agrees to waive the Banks’ rights and remedies under the Disbursement Agreement, the DSR LOC Agreement, and the LOC Agreement in respect of the Fuel Supply Coverage Events referred to in Section 1.1, including the right of the Agent to deliver notice of such Fuel Supply Coverage Events to the Disbursement Agent pursuant to Section 4.3(a) of the Disbursement Agreement, during the period (the “Waiver Period”) commencing on the date hereof and ending on December 1, 2004.

     2.2 Limitation. Except as expressly set forth herein, nothing in this Agreement, nor in any communication between the Agent and/or any of the other Banks and ICLP or ICFC or any officer, agent, employee, or representative of ICLP or ICFC, shall constitute as a waiver of any provision of the DSR LOC Agreement, the LOC Agreement, the Disbursement Agreement or any other Financing Document not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of ICLP that would require a waiver or consent of the Banks or the Agent. The execution and delivery of this Agreement shall not constitute an amendment, extension, supplement, or modification of any aspect of the DSR LOC Agreement, the LOC Agreement, or the Disbursement Agreement. Except as expressly limited herein, the Agent hereby expressly reserves all of its defenses, rights and remedies under the DSR LOC Agreement, the LOC Agreement, and the Disbursement Agreement and under applicable law or otherwise. From and after the expiration of the Waiver Period, the Agent and the Banks shall be entitled to enforce the DSR LOC Agreement, the LOC Agreement, and the Disbursement Agreement according to their terms without giving effect to the provisions of this Agreement and to enforce any and all of their rights and remedies with respect thereto in accordance with their respective terms, whether arising under the DSR LOC Agreement, the LOC Agreement, or the Disbursement Agreement, pursuant to applicable law, in equity or otherwise.

SECTION III.
REPRESENTATIONS AND WARRANTIES

     3.1 Each of ICLP and ICFC (only with respect to clauses (a) and (b) below in the case of ICFC) represents and warrants, by its signature below, that on and as of the date of this Agreement:

          (a) the execution, delivery and performance by it of this Agreement has been duly approved by all necessary partnership or corporate (as applicable) action;

          (b) this Agreement is the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, and is in full force and effect;

          (c) each of the representations and warranties made by it in each of the DSR LOC Agreement and the LOC Agreement is true and correct in all material respects (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date);

          (d) no Default or Event of Default has occurred and is continuing under any Financing Document; and

          (e) no Indexation Event will occur on or prior to the Interest Payment Date immediately following the date of this Agreement.

SECTION IV.
CONDITIONS TO EFFECTIVENESS.

     4.1 The effectiveness of this Agreement shall be subject to the satisfaction of the following conditions precedent:

          (a) This Agreement shall have been duly executed and delivered by ICLP, ICFC and the Agent.

          (b) The Agent shall have received signed counterparts of this Agreement from the Required Banks (as such term is defined under each of the DSR LOC Agreement and the LOC Agreement).

          (c) The Banks shall have received a satisfactory progress report from ICLP in connection with the negotiations of the Fuel Amendments with FPL and the Project’s fuel supplier, with a copy to the Engineering Advisor, and a report with respect to the FPUC approval.

          (d) The Agent shall have received satisfactory evidence that as of the Interest Payment Date immediately following the date of this Agreement, (i) the Senior Debt Service Coverage Ratio for the semi-annual period ended on such Interest Payment Date is equal to or greater than 1.30 to 1 and (ii) the projected average annual Senior Coverage Ratio for each calendar year from and including the calendar year in which such Interest Payment Date occurs through and including the calendar year ending December 31, 2015, based on the Pro Forma Model adjusted to give effect to the proposed Fuel Amendments (as described in the report delivered pursuant to clause (c) above) and as otherwise deemed appropriate in the reasonable discretion of the Partnership (as confirmed by the Engineering Advisor), is equal to or greater than 1.30 to 1.

          (e) There shall not have occurred and be continuing any Default or Event of Default under any Financing Document or any Indexation Event.

SECTION V.
MISCELLANEOUS.

     5.1 Additional Action. The parties agree to take such further action to execute and deliver to each other such additional agreements, instruments and documents as may reasonably be required to carry out the purposes and intent of this Agreement.

     5.2 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     5.3 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     5.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT MIGHT DIRECT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

     5.5 Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized officers as of the date first set forth above.

INDIANTOWN COGENERATION, L.P.

By:	\s\ JOHN C. BARPOULIS

Name: John C. Barpoulis
Title: Vice President and Treasurer

INDIANTOWN COGENERATION FUNDING CORPORATION

By:	\s\ JOHN C. BARPOULIS

Name: John C. Barpoulis
Title: Vice President and Treasurer:

CALYON NEW YORK BRANCH, in its capacity as Agent

By:	\s\ TED VANDERMEL

Name: Ted Vandermel
Title: Director

By:	\s\ JAMES F. GUIDERA

Name: James F. Guidera
Title: Managing Director

ACKNOWLEDGED AND AGREED:

BNP PARIBAS, as a Bank

By:	\s\ ANDREW S. PLATT

Name: Andrew S. Platt
Title: Director

By:	\s\ SEAN FINNEGAN

Name: Sean Finnegan
Title: Vice President

CALYON NEW YORK BRANCH, as a Bank

By:	\s\ TED VANDERMEL

Name: Ted Vandermel
Title: Director

By:	\s\ JAMES F. GUIDERA

Name: James F. Guidera
Title: Managing Director

HSH NORDBANK, AG, NEW YORK BRANCH, as a Bank

By:

Name:
Title:

By:

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